FORM OF
                     NON-EMPLOYEE DIRECTOR
                     STOCK OPTION AGREEMENT

AGREEMENT made as of March 5, 1996, by and between Uniroyal
Chemical Corporation, a Delaware corporation (the "Company"), and the non-employee director identified on the signature page hereto
(the "Optionee").

WHEREAS, the Company has adopted the Uniroyal Chemical Corporation 1993 Stock Option Plan (the "Plan"); and

WHEREAS, the Optionee currently serves as a non-employee director of the Company; and

WHEREAS, pursuant to the terms of the Plan, the Company must automatically grant to each non-employee director as of March 5, 1996, the date of the Company's annual meeting of stockholders (the "Grant Date"), an option under the Plan to acquire an aggre-gate of 3,000 Shares, on the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

2. Grant of Option. The Optionee is hereby granted a non-qualified stock option (the "Option") to purchase an aggregate of 3,000 Shares, pursuant to the terms of this Agreement and the provisions of the Plan.

3. Option Price. The exercise price of the Option shall be $8.75 per Share issuable thereunder.

4. Conditions to Exercisability. (a) The Option shall become exercisable as to 33-1/3 of the Shares covered thereby on the date hereof and as to an additional 33-1/3 percent of such Shares on each of the next two succeeding anniversaries of the date hereof.

  (b)The Option shall become exercisable upon the occurrence of a Change in Control.

5. Period of Option. The Option shall expire upon the first to occur of (i) the date ten years and one day from the Grant Date or (ii) the date three years from the Optionee's cessation of membership on the Board for any reason.

6. Exercise of Option. (a) The Option shall be exercised in the following manner: the Optionee, or the person or persons having the right to exercise the Option upon the death or Disability of the Optionee, shall deliver to the Secretary of the Company written notice, substantially in the form set forth as Exhibit A hereto, specifying the number of Shares which he elects to purchase. The Optionee (or such other person) must include with such notice full payment of the exercise price for the Shares being purchased pursuant to such notice. Payment of the exercise price must be made in cash, by certified or cashier's check or by personal check subject to collection; provided, however, that in lieu of payment in cash or by check, upon the request of the Optionee, the Company may, in its discretion, allow the Optionee to exercise the Option or a portion thereof by (i) transferring Shares (provided such Shares were owned by the Optionee for at least six months prior to the exercise of the Option) having an aggregate Fair Market Value on the date of exercise equal to such exercise price or (ii) a cash- less exercise procedure (if such a procedure has been established for the Plan).

  (b)The Company may, in its discretion, require that the Optionee pay to the Company, at the time of exercise of any portion of the Option, any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reason of the exercise or the transfer of Shares thereupon.

  (c)If the Plan or any law, regulation or interpretation requires the Company to take any action regarding the Shares before the Company issues certificates for the Shares being purchased, the Company may delay delivering the certificates for the Shares for the period necessary to take such action; provided, that the Company shall use its reasonable best efforts to promptly take any such action. The certificate or certificates representing the Shares acquired pursuant to the Option may bear a legend restricting the transfer of such Shares, and the Company may impose stop transfer instructions to implement such restrictions, if applicable.

  (d)The Optionee will not be deemed to be a holder of any Shares pursuant to exercise of the Option until the date of the issuance of a stock certificate to him for such Shares and until the Shares are paid for in full.

7. Representations. (a)The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

 (b) The Optionee represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into this Agreement.

8. Entire Agreement. This Agreement and the Plan contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Optionee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

9. Non-transferability. The Option shall not be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of such Optionee only by the Optionee or Optionee's guardian or legal representative. The terms of the Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

10. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Optionee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

11. Notices. Any notice to be given hereunder shall be in writing and shall be delivered personally, sent by courier or telecopy (with confirmation of transmission) or registered or certified mail (postage prepaid, return receipt requested) addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing.

               UNIROYAL CHEMICAL CORPORATION
             c/o Uniroyal Chemical Company, Inc.
                        Benson Road
                    Middlebury, CT  06749
                    Attn:  General Counsel
                  Telecopier:  (203) 573-4301




Any notice delivered personally or by courier under this Section 11 shall be deemed given on the date delivered and any notice sent by telecopy (with confirmation of transmission) or registered or certified mail (postage prepaid, return receipt requested) shall be deemed given on the date telecopied or mailed.

12. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

13. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

14. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

15. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

16. Construction. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Optionee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                UNIROYAL CHEMICAL CORPORATION

                                By:
                                Name: Ira J. Krakower
                                Title: Vice President


                               OPTIONEE